                                                                  Exhibit 10.24




                       AMENDMENT NO. 4 TO CREDIT AGREEMENT


         THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (the "Amendment") is dated as of June 28, 2000, and is made by and among RENT-WAY, INC., a Pennsylvania corporation (the "Borrower"), RENT-WAY OF TTIG, L.P., an Indiana limited partnership, and RENTAVISION INC., a New York Corporation (Rent-Way of TTIG, L.P. and Rentavision Inc. are referred to herein collectively as the "Co-Borrowers" and each separately as a "Co-Borrower"), each of the GUARANTORS, each of the LENDERS (as defined in the Credit Agreement defined below), NATIONAL CITY BANK OF PENNSYLVANIA in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), BANK OF AMERICA, N.A., in its capacity as documentation agent for the Lenders, and BANK OF MONTREAL and HARRIS TRUST AND SAVINGS BANK, in their capacity as syndication agents.

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of September 23, 1999, as amended by Amendment No. 1 thereto dated as of November 17, 1999, Amendment No. 2 thereto dated as of December 6, 1999, and Amendment No. 3 thereto dated as of December 7, 1999 (collectively, the "Credit Agreement"), pursuant to which the Lenders provided to the Borrower and the Co-Borrowers a $100,000,000 revolving credit facility, $125,000,000 in Term Loans A and $100,000,000 in Term Loans B;

                  WHEREAS, the Borrower and the Co-Borrowers have requested the Lenders to amend the Credit Agreement to increase the amount of Revolving Credit Loans, Term Loans A and Term Loans B available to the Borrower and the Co-Borrowers, to modify the amortization of the Term Loans A and extend the maturity dates with respect to the Revolving Credit Loans and Term Loans A, to modify the financial covenants set forth in the Credit Agreement and to effect certain other changes to the terms of the Credit Agreement. The foregoing increases and modifications have been agreed to by the Lenders, subject to the terms and conditions set forth in this Amendment.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1. Definitions. Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

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         2. The following definitions set forth in Section 1.1 are hereby amended and restated as follows:

                  "Expiration Date shall mean, with respect to the Revolving Credit Commitments, JUNE 30, 2005.

                  Line of Business shall mean the rent-to-own business, the rental purchase business, the rental business, related lines of business AND OTHER COMPLEMENTARY OR COMPATIBLE BUSINESS ACTIVITIES INTENDED TO SERVICE THE BORROWER'S AND CO-BORROWERS' MARKETING DEMOGRAPHICS.

                  Syndications Period shall mean the period between JUNE 28, 2000, and the date upon which the Syndication Agents and National City Bank notify the Borrower and the Co-Borrowers in writing that the syndication of the Loans is completed.

                  Term Loan A Maturity Date shall mean JUNE 30, 2005.

         3. The following new definition is hereby added in Section 1.1 of the Credit Agreement in alphabetical order:

                  "ADJUSTED Leverage Ratio shall mean the ratio of (i) the sum of Consolidated Funded Debt plus three times the Occupancy Expense MINUS CASH EQUIVALENTS, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended, to (ii) Consolidated Cash Flow from Operations plus Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended.

                  Amendment No. 4 Closing Date shall mean June 28, 2000.

                  Cash Equivalents shall mean cash and all investments permitted by the Loan Parties described in items (i) through (v) in the definition of Permitted Investments."

         4. Sections 3.1 through 3.4 of the Agreement are hereby amended and restated as follows:


         "3.1 Term Loan Commitments.

                  3.1.1 Term Loan A Commitments.

                  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender with a Term Loan A Commitment severally agrees to make a term loan (the "Term Loan A") to the Borrower and the Co-Borrowers on Amendment No. 4 Closing Date in an amount equal to such Lender's Term Loan A Commitment. With respect to each Lender which previously made a Term Loan A to the Borrower and the Co-Borrowers prior to Amendment No. 4 Closing Date, such Lender shall fund an amount equal to the difference between such Lender's Term Loan A Commitment and the principal balance



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outstanding on the prior Term Loan A, with such prior outstanding balance to be included as part of the Lender's Term Loan A Commitment. The prior Term Loan A of a Lender (if any) and the Term Loan A funds advanced on Amendment No. 4 Closing Date, shall together constitute a Lender's Term Loan A.


                  3.1.2 Term Loan B Commitments.

                  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender with a Term Loan B Commitment severally agrees to make a term loan (the "Term Loan B") to the Borrower and the Co-Borrowers in an amount equal to such Lender's Term Loan B Commitment. With respect to each Lender which has a Term Loan B outstanding to the Borrower and the Co-Borrowers immediately prior to Amendment No. 4 Closing Date and is not increasing the amount of its Term Loan B Commitment, such Term Loans B shall continue outstanding after giving effect to the increases in the Commitments effective on Amendment No. 4 Closing Date. With respect to each Lender which is increasing the amount of its Term Loan B Commitment on Amendment No. 4 Closing Date or which did not have a Term Loan B outstanding to the Borrower and the Co-Borrowers immediately prior to Amendment No. 4 Closing Date, such Lender shall fund an amount equal to the difference between such Lender's new Term Loan B Commitment and the Term Loan B Commitment which existed prior to Amendment No. 4 Closing Date The prior Term Loan B of a Lender (if any) and the Term Loan B funds advanced on Amendment No. 4 Closing Date (if any), shall together constitute a Lender's Term Loan B.

         3.2 Nature of Lenders' Obligations with Respect to Term Loans.

                  The obligations of each Lender to make Term Loans A to the Borrower and the Co-Borrowers shall be in the proportion that such Lender's Term Loan A Commitment bears to the Term Loan A Commitments of all Lenders; the obligations of each Lender to make Term Loans B to the Borrower and the Co-Borrowers shall be in the proportion that such Lender's Term Loan B Commitment bears to the Term Loan B Commitments of all Lenders. Each Lender's Term Loans to the Borrower and the Co-Borrowers shall never exceed its Term Loan Commitments. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after Amendment No. 4 Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower and the Co-Borrowers shall not have the right to borrow, repay and reborrow under
Section 3.1.

         3.3 Term Loan Notes.

                  The Obligation of the Borrower and the Co-Borrowers to repay the unpaid principal amount of the Term Loans made to the Borrower and the Co-Borrowers by each Lender, together with interest thereon, shall be evidenced by a Term Note dated either the Closing Date (in the case of a Lender with Term Loan B which is not increasing its Term Loan B Commitment, or if such Lender was not a party to this Agreement on the Closing Date, the date



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

         that such Lender joined in this Agreement) or Amendment No. 4 Closing Date (or if such Lender is not a party to this Agreement on Amendment No. 4 Closing Date, the date that such Lender joins in this Agreement), payable to the order of each Lender in a face amount equal to the Term Loan of such Lender. The principal amount of the Term Notes A shall be payable in quarterly payments due on the last day of each September, December, March and June, beginning with the quarter ending September 30, 2000, and as follows:


          Quarters Ending on Following Date            Percentage of Principal of Term Loan A
             or In The Following Period                 Commitments Due on Each Payment Date
          ---------------------------------            --------------------------------------
           9-30-00 through 6-30-01                                 three percent (3%)
           9-30-01 through 6-30-02                                 four percent (4%)
           9-30-02 through 6-30-03                                 five percent (5%)
           9-30-03 through 6-30-04                                 six percent (6%)
           9-30-04 through 6-30-05                                 seven percent (7%)

                  The principal amount of the Term Notes B shall be payable as follows: (i) one payment due on June 30, 2000, in the amount of $250,000 to be applied pro rata to the Term Loans B outstanding immediately prior to Amendment No. 4 Closing Date, (ii) seventeen quarterly payments due on the last day of each September, December, March and June, beginning with the quarter ending September 30, 2000, and continuing through the quarter ending September 30, 2004, each such payment in an amount equal to one-fourth of one percent (1/4%) of the Term Loan B Commitments, (iii) one payment on September 30, 2005 in an amount equal to forty-seven and one-half percent (47-1/2%) of the Term Loan B Commitments, and (iv) a final payment on September 30, 2006 of the remaining principal balance of the Term Loans B."

         5. The first paragraph of Section 4.2 of the Credit Agreement is hereby amended and restated as follows:

                  "4.2 Interest Periods.

                  At any time when the Borrower and the Co-Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrower and the Co-Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be (i) TWO WEEKS IF THE BORROWER AND THE CO-BORROWERS SELECT THE EURO-RATE OPTION TO APPLY TO THE LOANS DURING THE SYNDICATIONS PERIOD, AND
(ii) AFTER THE SYNDICATIONS PERIOD HAS ENDED, ONE, TWO, THREE OR SIX MONTHS. NOTWITHSTANDING THE PRECEDING SENTENCE, THE FOLLOWING PROVISIONS SHALL APPLY TO ANY SELECTION OF, RENEWAL OF, OR CONVERSION TO A EURO-RATE OPTION:"



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

         6. The first paragraph of Section 5.4.1 of the Credit Agreement is hereby amended and restated as follows:

                  5.4.1 Right to Prepay.

                  The Borrower and the Co-Borrowers shall have the right at their option from time to time to pay the Loans in whole or part without premium or penalty, except for such premiums, penalties and other payments provided for in Section 5.4.3 below or in Section 5.6:

                  (i) at any time with respect to any Loan to which the Base Rate Option or Euro-Rate Option applies;

                  (ii) on the date specified in a notice by any Lender pursuant to Section 4.4 [Euro-Rate Unascertainable] with respect to any Loan to which a Euro-Rate Option applies.

         7. Section 5.5.1 of the Credit Agreement is hereby amended and restated as follows:

                  "5.5.1 Excess Cash Flow.

                  Within five (5) Business Days of the delivery of the Borrower's annual financial statements pursuant to Section 8.3.3 [Annual Financial Statements] COMMENCING WITH THE FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, BUT IN ANY EVENT NO LATER THAN JANUARY 5 OF EACH YEAR COMMENCING JANUARY 5, 2002 (each, a "Mandatory Prepayment Date"), and in the event that the Leverage Ratio for the fiscal year in question is greater than 2.5 to 1.0, AS DETERMINED ON A PRO FORMA BASIS AFTER GIVING EFFECT TO ANY PREPAYMENTS UNDER THIS SECTION 5.5.1, the Borrower and the Co-Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to 50% of Excess Cash Flow for the immediately preceding fiscal year, subject to a credit for voluntary prepayments made pursuant to Section 5.4 [Voluntary Prepayments] during the immediately preceding fiscal year, together with accrued interest on such principal amount (each, a "Mandatory Prepayment of Excess Cash Flow"). Each Mandatory Prepayment of Excess Cash Flow shall be applied by the Administrative Agent to the outstanding principal balance of the Term Loans A and Term Loans B based upon the Ratable Share of such Term Loan to all the Term Loans, in each case by application to the unpaid installments of principal in the inverse order of scheduled maturities. Upon its receipt of the annual financial statements of the Borrower and receipt of payment by the Borrower and the Co-Borrowers of the Mandatory Prepayment of Excess Cash Flow, the Administrative Agent shall give the Lenders with outstanding principal on the Term Loans B notice of the amount of the Mandatory Prepayment of Excess Cash Flow. In the event that any one or more Lender with Term Loans B outstanding elects not to receive its pro rata share of such prepayment, such Lender shall provide written notice of the amount it elects not to receive in prepayment of its Term Loan B, and such amount shall be reallocated to payment of the Term Loans A based upon the Ratable Share of the Lenders with Term Loans A, to be applied by the Lenders with Term Loans A in the inverse order of scheduled maturities. To the extent that a Mandatory Prepayment of Excess Cash Flow exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full."


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

         8. Section 5.5.2 of the Credit Agreement is hereby amended and restated as follows:

                  "5.5.2 Sale of Assets; Issuance of Stock.

Within five (5) Business Days of any sale of assets authorized by Section 8.2.7(v) which involves the sale of assets having a market value or book value in an amount equal to or greater than $10,000,000 in the aggregate in any fiscal year, the Borrower and the Co-Borrowers shall make a mandatory prepayment of principal equal to the after-tax proceeds of such sale (as estimated in good faith by the Borrower and the Co-Borrowers), together with accrued interest on such principal amount. IN THE EVENT THAT THE ADJUSTED LEVERAGE RATIO AT THE TIME OF ANY ISSUANCE OF EQUITY BY THE BORROWER AUTHORIZED BY SECTION 8.2.13(iv) IS GREATER THAN 2.5 TO 1.0, AS DETERMINED ON A PRO FORMA BASIS AT SUCH TIME AND AFTER GIVING EFFECT TO CASH RECEIVED BY THE BORROWER UPON ISSUANCE OF SUCH EQUITY AND ANY PREPAYMENT REQUIRED UNDER THIS SECTION 5.5.2, THEN SIMULTANEOUSLY WITH THE ISSUANCE OF SUCH CAPITAL STOCK BY THE BORROWER, THE BORROWER SHALL MAKE A MANDATORY PREPAYMENT OF PRINCIPAL EQUAL TO THE NET PROCEEDS OF SUCH ISSUANCE TO THE EXTENT THAT THE ADJUSTED LEVERAGE RATIO CONTINUES TO BE GREATER THAN 2.5 TO 1.0 AS A RESULT OF SUCH MANDATORY PREPAYMENT OF THE NET PROCEEDS OR A PORTION THEREOF. In the event that the Required Lenders permit the incurrence of Indebtedness other than as permitted under Section 8.2.1, the Borrower shall make a mandatory prepayment of principal equal to the net proceeds of such Indebtedness. In the event that the Administrative Agent does not disburse insurance proceeds in excess of $250,000 to the Loan Parties pursuant to Section 8.1.3, such proceeds shall be applied as a mandatory prepayment of principal equal to the amount of such insurance proceeds. All prepayments pursuant to this
Section 5.5.2 shall be applied in accordance with the provisions of Section 5.5.1, and upon payment in full of the Term Loans, then as a permanent reduction to the Revolving Credit Commitments. In the event that any one or more Lenders with Term Loans B outstanding elects not to receive its pro rata share of such prepayments, such Lender shall provide written notice of the amount it elects not to receive in prepayment of its Term Loan B, and such amount shall be reallocated to payment of the Term Loans A based upon the Ratable Share of the Lenders with Term Loans A, to be applied by the Lenders with Term Loans A in the inverse order of scheduled maturities. Notwithstanding the foregoing and in the case of asset sales authorized by Section 8.2.7(v), to the extent that the after-tax proceeds of such sale are used by the applicable Loan Party prior to the due date of the mandatory prepayment to acquire substitute assets in the ordinary course of business of such Loan Party and such substitute assets are subject to a Prior Security Interest in favor of the Administrative Agent for the benefit of the Lenders, then the mandatory prepayment shall be correspondingly reduced or terminated, as the case may be."

         9. Section 8.1.13 of the Credit Agreement is hereby amended and restated as follows:

                  "8.1.13 Interest Rate Protection.

                  Within ninety (90) days after AMENDMENT NO. 4 CLOSING DATE, the Loan Parties shall enter into one or more interest rate protection agreements with one or more of the Lenders and with the prior consent of the Administrative Agent, which consent shall not be



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

unreasonably withheld. Such interest rate protection agreements shall be in an amount such that when aggregated with the interest rate protection agreements of the Borrower in effect on AMENDMENT NO. 4 CLOSING DATE, provide for interest rate protection in a notional principal amount of at least $200,000,000 (the interest rate protection agreements in effect on AMENDMENT NO. 4 CLOSING DATE and those entered into pursuant to this Section 8.1.13 are collectively referred to as the "Interest Rate Protection Agreements"). Such Interest Rate Protection Agreements shall contain such terms and conditions as shall be acceptable to the Administrative Agent. Documentation for the Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement and shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner. Such financial institution (if other than a Lender) may be granted a security interest in the Collateral pursuant to the Loan Documents and receive a Lien pari passu with the Lien of the Administrative Agent upon terms acceptable to the Administrative Agent."

         10. Section 8.2.1 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.1 Indebtedness.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness under the Loan Documents;

                  (ii) Existing Indebtedness as set forth on Schedule 8.2.1(including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

                  (iii) Capitalized and operating leases as and to the extent permitted under Section 8.2.15;

                  (iv) Indebtedness secured by Purchase Money Security Interests not exceeding $100,000;

                  (v) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12;

                  (vi) Indebtedness incurred in connection with Permitted Acquisitions provided that after giving effect thereto, no Potential Default or Event of Default exists; and

                  (vii) OTHER UNSECURED INDEBTEDNESS NOT EXCEEDING $15,000,000 AT ANY ONE TIME OUTSTANDING."

         11. Section 8.2.4 of the Credit Agreement is hereby amended and restated as follows:


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

                  "8.2.4 Loans and Investments.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                  (i) trade credit extended on usual and customary terms in the ordinary course of business;

                  (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                  (iii) Permitted Acquisitions;

                  (iv) Permitted Investments;

                  (v) loans, advances and investments in other Loan Parties, provided however, that additional loans, advances and investments in Action Rent-to-Own Holdings of South Carolina, Inc., a South Carolina corporation, shall be limited to $500,000 in the aggregate; and (vi) an investment not in excess of $7,500,000 for the purchase of a SEVENTY PERCENT (70%) ownership interest in the limited liability company interests of dPi Teleconnect, L.L.C., a Delaware limited liability company ("dPi"), and loans and advances not in excess of $3,500,000 to dPi at any one time outstanding, provided however, that the Loan Parties' ownership interests in dPi and the note obligations of dPi to the Loan Parties shall be pledged to the Administrative Agent for the benefit of the Lenders. For purposes of this Credit Agreement, the financial results of dPi shall be included in the consolidated financial statements of the Borrower, as determined and consolidated in accordance with GAAP, but dPi shall not otherwise constitute a Subsidiary subject to the terms and conditions of this Credit Agreement and the Loan Documents which relate to the Subsidiaries of the Loan Parties."

         12. Section 8.2.6 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                  (1) any Loan Party other than the Borrower and the Co-Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, and Rentavision may merge with and into the Borrower so long as the Borrower is the surviving corporation, provided, that Borrower and the Co-Borrowers shall deliver to the



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Administrative Agent copies of the applicable merger or consolidation documentation within five (5) Business Days after the effective date of such merger or consolidation and the appropriate Loan Parties shall promptly thereafter (but in no event in less than five (5) Business Days after the Administrative Agent's request therefore) execute and deliver to the Administrative Agent new UCC-1 financing statements or amendments to filed UCC-1 financing statements, as appropriate in the discretion of the Administrative Agent, and take such other action as is necessary to maintain first priority Liens in the assets of the parties to such merger or consolidation; and

                  (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

                           (i) such Person shall be a corporation, limited
liability company or other entity with respect to applicable state law providing that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

                           (ii) if the Loan Parties are acquiring the ownership
interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with Section 11.18 on or before the date of such Permitted Acquisition,

                           (iii) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Lenders written evidence of such approval prior to such Permitted Acquisition,

                           (iv) the business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as the LINE OF BUSINESS and shall comply with Section 8.2.10,

                           (v) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition,

                           (vi) the Borrower and the Co-Borrowers shall have
given the Administrative Agent written notice of the acquisition at least five
(5) days prior to its consummation, which notice shall include a quarterly compliance certificate of the Borrower in the form of Exhibit 8.3.4 which evidences that after giving effect to the Permitted Acquisition and any Loans to be made in connection therewith, the Borrower is not in default with respect the covenants set forth in Section 8.2.16,

                           (vii) any Consideration given by the Loan Parties in
the form of Indebtedness to be paid at a date after the closing date of the Permitted Acquisition shall be



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subordinated to the Loans and other Obligations on terms and conditions satisfactory to the Administrative Agent,

                           (viii) the Loan Parties shall have delivered to the
Lenders such opinions of counsel in form and substance satisfactory to the Administrative Agent or such other evidence as shall be satisfactory to the Administrative Agent in its sole discretion that the Loan Parties are in compliance with all applicable Law in any additional states in which the Loan Parties do business after the consummation of the Permitted Acquisition, and

                           (ix) if after giving effect to a Permitted
Acquisition the Leverage Ratio is greater than or equal to 2.0 to 1.0, the Consideration given by the Loan Parties for such Permitted Acquisition shall not exceed $20,000,000 in value, and after giving effect to such Permitted Acquisition, the aggregate Consideration given by the Loan Parties for all Permitted Acquisitions made during the then fiscal quarter of the Permitted Acquisition and during the prior three fiscal quarters shall not exceed $50,000,000."

         13. Section 8.2.7 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.7 Disposition of Assets or Subsidiaries.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                           (i) transactions involving the sale of inventory in
the ordinary course of business;

                           (ii) any sale, transfer, rental or lease of assets in
the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business, including, without limitation, (a) the Real Property located at 3230 West Lake Road, Erie, Pennsylvania, (b) ASSETS RELATING TO CLOSINGS OF RETAIL STORE SITES OF THE LOAN PARTIES, PROVIDED HOWEVER, THAT THE MARKET VALUE OF THE ASSETS DISPOSED OF PURSUANT TO THIS SUBSECTION (ii), WHEN AGGREGATED WITH PERMITTED DISPOSITIONS DESCRIBED IN SUBSECTION (iv) BELOW, SHALL NOT EXCEED $5,000,000 IN ANY FISCAL YEAR OF THE BORROWER;

                           (iii) any sale, transfer or lease of assets by any
wholly owned Subsidiary of such Loan Party to another Loan Party;

                           (iv) any sale, transfer or lease of assets in the
ordinary course of business which does not cause the aggregate market value or the aggregate book value of all such sales, transfers and leases, WHEN AGGREGATED WITH THE PERMITTED DISPOSITIONS IN SUBSECTION (ii) ABOVE, to exceed $5,000,000 in any fiscal year of the Borrower and which are replaced by



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substitute assets acquired or leased within the parameters of Section 8.2.15, provided such substitute assets are subject to the Lenders' Prior Security Interest; or

                           (v) any sale, transfer or lease of assets, other than
those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrower and the Co-Borrowers) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of
Section 5.5.2 above."

         14. Section 8.2.13 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.13 Issuance of Stock.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except that the Borrower may issue additional shares of capital stock (i) for Permitted Acquisitions in accordance with the provisions of Section 8.2.6, (ii) for distribution to employees as provided for under the stock option plans and 401(k) plans set forth on Schedule 6.1.21 as in effect on the Closing Date, (iii) in connection with the Mass Mutual Warrants, and (iv) TO THE EXTENT REQUIRED UNDER SECTION 5.5.2,if the net proceeds of the issuance are used by the Borrower to reduce (a) the Loans outstanding under this Agreement, and (b) the Commitments of the Lenders."

         15. Section 8.2.16 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.16 Maximum Leverage Ratio.

                  The Loan Parties shall not permit the Leverage Ratio of the Borrower and its Subsidiaries to exceed the ratio set forth below for the four fiscal quarters then ended.

                             Period                                  Ratio
                             ------                                  -----
                    6/30/00                                       3.25 to 1.00

                    9/30/00 through 12/31/00                      3.50 to 1.00

                    3/31/01                                       3.25 to 1.00

                    6/30/01                                       3.00 to 1.00

                    9/30/01 through 6/30/02                       2.75 to 1.00

                    9/30/02 and thereafter                        2.50 to 1.00"

         16. Section 8.2.18 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.18 Minimum Interest Coverage Ratio.

                  The Loan Parties shall not permit the Interest Coverage Ratio to be less than the ratio set forth below for the four fiscal quarters then ended, as calculated at the end of each fiscal quarter of the Borrower.

                             Period                                  Ratio
                             ------                                  -----
                    6/30/00                                       4.00 to 1.00

                    9/30/00 through 12/31/00                      3.75 to 1.00

                    3/31/01 through 6/30/01                       4.00 to 1.00

                    9/30/01 through 12/31/01                      4.25 to 1.00

                    3/31/02                                       4.75 to 1.00

                    6/30/02 and thereafter                        5.00 to 1.00"


         17. Section 8.2.20 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.20 Fixed Charge Coverage Ratio.

                  The Borrower shall not at any time permit the Fixed Charge Coverage Ratio to be less that the amount set forth below for the four fiscal quarters then ended, as calculated at the end of each fiscal quarter of the Borrower.

                             Period                                  Ratio
                             ------                                  -----
                    6/30/00 through 9/30/00                       1.10 to 1.00

                    12/31/00                                      1.15 to 1.00

                    3/31/01 and thereafter                        1.20 to 1.00"


         18. Section 8.2.21 of the Credit Agreement is hereby amended and restated as follows:

                  "8.2.21 Rental Merchandise Usage.

                  The Loan Parties shall not permit the value of the Rental Merchandise other than personal computers held for rental under rental contracts (but including in the calculations made pursuant to this sentence personal computers held for rental under rental-purchase contracts) under lease pursuant to Rental Contracts to be less than (i) 70% of the total value of Rental Merchandise other than personal computers held for rental under rental contracts (but including in the calculations made pursuant to this sentence personal computers held for rental under rental-purchase contracts), as measured at the fiscal quarter of the Borrower ending June 30, 2000, and (ii) 75% of the total value of Rental Merchandise other than personal computers held for rental under rental contracts (but including in the calculations made pursuant to this sentence personal computers held for rental under rental-purchase contracts), as measured at the end of each fiscal quarter of the Borrower commencing September 30, 2000 and thereafter. The Loan Parties shall not permit the value of the Rental Merchandise comprised of personal computers held for rental under rental contracts (but excluding from the calculations made pursuant to this sentence personal computers held for rental under rental-purchase contracts) under lease pursuant to Rental Contracts to be less than (i) 75% of the total value of Rental Merchandise comprised of personal computers held for rental under rental contracts (but excluding from the calculations made pursuant to this sentence personal computers held for rental under rental-purchase contracts), as measured at the fiscal quarter of the Borrower ending September 30, 2000, and (ii) 85% of the total value of Rental Merchandise comprised of personal computers held for rental under rental contracts (but excluding from the calculations made pursuant to this sentence personal computers held for rental under rental-purchase contracts), as measured at the end of each fiscal quarter of the Borrower commencing December 31, 2000 and thereafter. For purposes of this Section 8.2.21, the value of the Rental Merchandise shall be as it is recorded on the books and records of the Loan Parties, determined in accordance with GAAP and the value of any jewelry shall be excluded from all calculations made. The Loan Parties shall not permit the value of idle jewelry to exceed 7.5% of the total value of Rental Merchandise, as measured at the end of each fiscal quarter of the Borrower commencing June 30, 2000."

         19. Section 11.1.1 of the Credit Agreement is hereby amended and restated as follows:

                  "11.1.1 Increase of Commitment; Extension or Expiration Date.

                  WITH THE EXCEPTION OF THE COMMITMENTS PROVIDED BY THE LENDERS ON AMENDMENT NO. 4 CLOSING DATE AND COMMITMENTS PROVIDED DURING THE SYNDICATIONS PERIOD, increase the amount of the Revolving Credit Commitment, the Term Loan A Commitment or the Term Loan B Commitment of any Lender hereunder, PROVIDED HOWEVER, THAT NO COMMITMENT OF A LENDER MAY BE INCREASED WITHOUT SUCH LENDER'S WRITTEN CONSENT, or extend the Expiration Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date. IN ADDITION TO INCREASES DURING THE SYNDICATIONS PERIOD, THE ADMINISTRATIVE AGENT AND THE SYNDICATION AGENTS, WITH THE WRITTEN CONSENT OF THE BORROWER AND THE CO-BORROWERS AND WRITTEN NOTICE TO THE OTHER LENDERS, MAY REALLOCATE TERM LOANS B IN AN AMOUNT NOT TO EXCEED $50,500,000 TO REVOLVING CREDIT LOANS AND TERM LOANS A; PROVIDED HOWEVER, THAT

NO TERM LOAN B COMMITMENT OF A LENDER MAY BE REALLOCATED WITHOUT SUCH LENDER'S WRITTEN CONSENT;

         20. Section 11.1.2 of the Credit Agreement is hereby amended and restated as follows:

                  "11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

                  Whether or not any Loans are outstanding, extend the time for ANY REGULARLY SCHEDULED PAYMENT (it is acknowledged that a mandatory prepayment of a Loan, and any Commitment reduction in connection with such mandatory prepayment, is not a "regularly scheduled payment" of such Loan) of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, or otherwise affect the terms of ANY REGULARLY SCHEDULED payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Lender;"

         21. New Lenders. Each Lender which was not previously a party to the Credit Agreement hereby agrees that upon its execution of this Amendment it will become a party to and be bound by the Credit Agreement as if it were an original Lender thereunder and will have the rights and obligations of a Lender thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Loan Documents are required to be performed by it as a Lender.

         22. Solvency. As of the date hereof and after giving effect to the Revolving Credit Loans, Term Loans A and Term Loans B advanced on the date hereof: (i) the fair value of the assets of the Borrower, the Co-Borrowers and each of their Subsidiaries will exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower, the Co-Borrower and each of their Subsidiaries, (ii) the present fair saleable value of the assets of the Borrower, the Co-Borrowers and each of their Subsidiaries, on a going concern basis, will exceed the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower, the Co-Borrowers and each of their Subsidiaries as they become absolute and matured, (iii) the Borrower, the Co-Borrowers and each of their Subsidiaries will be able to pay their respective debts, including contingent liabilities, as they mature and become due, (iv) the Borrower, the Co-Borrowers and each of their Subsidiaries is not, and will not be, engaged in a business for which its capital is, or would be, unreasonably small, and (v) the Borrower, the Co-Borrowers and each of their Subsidiaries has not incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Credit Agreement, or any of the other Loan Documents to which it is a party, nor has it made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower, the Co-Borrowers or each of their Subsidiaries.

         23. Revised Schedule 1.1(A). Schedule 1.1(A) to the Credit Agreement is hereby amended and restated as set forth on Schedule 1.1(A) attached to this Amendment No. 4 and made a part hereof. From and after the date of this Amendment No. 4 and subject to the terms of the Credit Agreement, the Loans, Commitment Fees and Letter of Credit Fees shall bear interest or be determined, as the case may be, as set forth on Schedule 1.1(A) attached to this Amendment No. 4.

         24. Revised Schedule 1.1(B). Schedule 1.1(B) to the Credit Agreement is hereby amended and restated as set forth on Schedule 1.1(B) attached to this Amendment No. 4 and made a part hereof

         25. Revised Compliance Certificate. Exhibit 8.3.4 to the Credit Agreement is hereby amended and restated as set forth on Exhibit 8.3.4 attached to this Amendment No. 4 and made a part hereof.

         26. Conditions of Effectiveness of this Amendment and Restatement. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

                  (a) Representations and Warranties; No Defaults. The representations and warranties of the Borrower and the Co-Borrowers contained in
Article 6 of the Credit Agreement shall be true and accurate on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower and the Co-Borrowers shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist. The execution by the Borrower and the Co-Borrowers of this Amendment shall be deemed to be a certification of all such matters as of the date hereof.

                  (b) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Co-Borrowers, the Guarantors and the Required Lenders, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent, including without limitation, replacement Notes and a modification agreement to the Mortgage to evidence that the increased Commitments are secured by the Real Property. The Administrative Agent shall have received such officers' and secretaries' certificates of the Loan Parties and opinions of counsel with respect to this Amendment and the Loan Documents delivered pursuant hereto as shall be satisfactory to the Administrative Agent. The Borrower shall pay or cause to have been paid to the Administrative Agent and the Lenders to the extent not previously paid the fees accrued through the date hereof and the cost and expenses of the Administrative Agent and the Lenders which are reimbursable under the Agreement, the Loan Documents or any related documents. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when taken together and duly executed and delivered shall together constitute one and the same instrument.

         27. Force and Effect. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof. By their execution and delivery of this Amendment, the Guarantors acknowledge and agree that their respective obligations and liabilities under the Guaranty Agreement extend to all Obligations of the Borrower and the Co-Borrowers, or either one of them. The Loan Parties acknowledge and agree that the Security Agreements previously executed by the Loan Parties and all other Loan Documents, including without limitation, all documents which grant liens and security interests in favor of the Administrative Agent for the benefit of the Lenders, remain in full force and effect and secure the joint and several Obligations of the Borrower and the Co-Borrowers, and to the extent set forth in such Loan Documents, the other Loan Parties.

         28. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         29. Effective Date. This Amendment shall be dated as of and shall be effective as of the date and year first above written, which date shall be the date of the satisfaction of all conditions precedent to effectiveness set forth in this Amendment.

                           [SIGNATURE PAGES TO FOLLOW]

                                 SCHEDULE 1.1(A)

                                  PRICING GRID

-----------------------------------------------------------------------------------------------------------------------------------
                                            REVOLVING CREDIT    REVOLVING CREDIT
                    LEVERAGE RATIO           AND TERM LOAN A     AND TERM LOAN A     TERM LOAN B     TERM LOAN B
    Level                                   EURO-RATE SPREAD    BASE RATE SPREAD      EURO-RATE       BASE RATE     COMMITMENT FEE*
    -----                                     AND LETTER OF                            SPREAD        SPREAD RATE
                                              CREDIT FEE
-----------------------------------------------------------------------------------------------------------------------------------

      I      Less than 2.0 to 1.0                1.750%              0.250%            3.500%          2.000%            .375%
-----------------------------------------------------------------------------------------------------------------------------------

      II     Equal to or greater than 2.0        2.000%              0.500%            3.500%          2.000%            .375%
             to 1.0 but less than  2.5
             to 1.0
-----------------------------------------------------------------------------------------------------------------------------------

     III     Equal to or greater than 2.5        2.375%              0.875%            3.500%          2.000%            .375%
             to 1.0 but less than  3.0
             to 1.0
-----------------------------------------------------------------------------------------------------------------------------------

     IV**    Equal to or greater than 3.0        2.750%              1.250%            3.500%          2.000%            .500%
             to 1.0
-----------------------------------------------------------------------------------------------------------------------------------

         The Applicable Margin, Applicable Commitment Fee Rate and Letter of Credit Fee shall be adjusted, and any increase or decrease therein shall become effective on the first day of each month following the due date for the delivery of each Compliance Certificate in the form of Exhibit 8.3.4, based on the Leverage Ratio as calculated in such Compliance Certificate.

         * For each day in a period when the Revolving Facility Usage is less than one half (1/2) of the aggregate amount of the Revolving Credit Commitments, the Applicable Commitment Fee Rate used to calculate the Commitment Fees in accordance with Section 2.3 shall be one and one-half times the amount set forth in the Pricing Grid.

         ** The default rate in Section 4.3 may increase these interest rates.